Exhibit 99.1

ATEC Prices Upsized $350.0 Million Convertible Senior Notes Offering

CARLSBAD, Calif., March 4, 2025—Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced the pricing of its offering of $350,000,000 aggregate principal amount of 0.75% convertible senior notes due 2030 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $300,000,000 aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on March 7, 2025, subject to customary closing conditions. ATEC also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $55,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of ATEC and will accrue interest at a rate of 0.75% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025. The notes will mature on March 15, 2030, unless earlier repurchased, redeemed or converted. Before September 17, 2029, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after September 17, 2029, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. ATEC will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at ATEC’s election, subject to certain restrictions. The initial conversion rate is 64.3407 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $15.54 per share of common stock. The initial conversion price represents a premium of approximately 32.5% over the last reported sale price of ATEC’s common stock on The Nasdaq Global Select Market of $11.73 per share on March 4, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at ATEC’s option at any time, and from time to time, on or after March 20, 2028 and on or before the 60th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of ATEC’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require ATEC to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

In connection with the pricing of the notes, ATEC entered into privately negotiated capped call transactions with one or more of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (in this capacity, the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to ATEC’s common stock upon any conversion of the notes and/or offset any cash payments ATEC is required to make in excess of the principal amount of the converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $23.46 per share of ATEC’s common stock, which represents a premium of 100% over the last reported sale price of ATEC’s common stock on The Nasdaq Global Select Market of $11.73 per share on March 4, 2025, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers of the notes exercise their option to purchase additional notes, ATEC expects to enter into additional capped call transactions with the option counterparties.

ATEC has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to ATEC’s common stock and/or purchase shares of ATEC’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of ATEC’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to ATEC’s common stock and/or purchasing or selling shares of ATEC’s common stock or other of ATEC’s securities in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by ATEC on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by ATEC, in each case if ATEC exercises the relevant election under the capped call transactions where such termination is at ATEC’s option). This activity could also cause or avoid an increase or a decrease in the market price of ATEC’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of ATEC’s common stock, if any, and value of the consideration that holders of notes will receive upon conversion of such notes.

ATEC estimates that the net proceeds from the offering will be approximately $339.0 million (or approximately $392.4 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. ATEC intends to use (i) approximately $36.7 million of the net proceeds to fund the cost of entering into the capped call transactions; (ii) approximately $268.4 million of the net proceeds to repurchase $253.0 million aggregate principal amount of its outstanding 0.75% convertible senior notes due 2026 (the “2026 notes”) in privately negotiated transactions concurrently with the pricing of the offering; and (iii) the remainder of the net proceeds for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then ATEC intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions.

Holders of the 2026 notes that are repurchased in the concurrent repurchases described above may purchase shares of ATEC’s common stock in the open market to unwind any hedge positions they may have with respect to the 2026 notes. These activities may affect the trading price of ATEC’s common stock and may have resulted in a higher initial conversion price for the notes.

The notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About ATEC

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds, the effects of entering into the capped call transactions described above and the actions of the option counterparties and their respective affiliates and the effects of entering into the repurchases of 2026 notes described above. These statements reflect ATEC’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause ATEC’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: market conditions, the satisfaction of the closing conditions related to the offering and risks relating to ATEC’s business, including those described in periodic reports that ATEC files from time to time with the Securities and Exchange Commission. ATEC may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. All information in this release is as of the date hereof, and ATEC undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in ATEC’s expectations, except as may be required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

Alphatec Holdings, Inc.

investorrelations@atecspine.com